UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):     June 10, 2008

CHINA ARCHITECTURAL ENGINEERING, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33709	51-05021250
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

105 Baishi Road, Jiuzhou West Avenue, Zhuhai 519070 People’s Republic of China	N/A
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	0086-756-8538908

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Current Report on Form 8-K filed by China Architectural Engineering, Inc. (the “Company”) with the Securities and Exchange Commission on April 18, 2008, the Company closed a financing transaction (the “Financing Transaction”) on April 15, 2008 with ABN AMRO Bank N.V., London Branch, CITIC Allco Investments Ltd. (“CAIL,” and together with ABN AMRO Bank N.V., London Branch, the “Subscribers”), and CITIC Capital Finance Ltd. (“CCFL”) issuing (i) US$20,000,000 12% Convertible Bonds due 2011 (the “Bonds”) and (ii) 300,000 warrants to purchase 300,000 shares of common stock of the Company expiring 2013 (the “Warrants”).

Pursuant to the terms of a subscription agreement, for so long as CAIL and its affiliates own at least 25% of the Bonds collectively issued to them, or 25% of the shares into which the Bonds are convertible, CCFL shall be entitled to designate one director to the Board of Directors of the Company, and the Company will cause the person so designated to be a director on its Board of Directors. On June 10, 2008, the Board of Directors of the Company appointed Miu Cheung to serve as a director of the Company. Mr. Cheung will be paid director fees in accordance with the Company's policy regarding the payment of director fees to non-employee directors, which is currently $20,000 per year. Mr. Cheung is also a director of CCFL, which acted as one of the arrangers in the Financing Transaction and CCFL received a fee of approximately $312,500 for services provided. Additionally, as a result of the Financing Transaction, CAIL owns $12.5 million of the Bonds and 187,500 Warrants. Mr. Cheung is also a director of CITIC Allco Investments Management Limited, the investment manager for CAIL.

Item 7.01	Regulation FD Dislcosure.

On June 12, 2008, the Company issued a press release announcing the appointment of the new director. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and the information therein is incorporated herein by reference.

The information reported under Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release dated June 12, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2008	CHINA ARCHITECTURAL ENGINEERING, INC.

	By:	/s/ Luo Ken Yi
Name: Luo Ken Yi
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated June 12, 2008